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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
China Mobile (Hong Kong) Limited

We consent to the reference to our firm under the caption "Experts" and to the use of (a) our report dated October 4, 2000 with respect to the consolidated financial statements of China Mobile (Hong Kong) Limited as of December 31, 1998 and 1999 and June 30, 1999 and 2000 and for each of the years in the three-year period ended December 31, 1999 and the six-month periods ended June 30, 1999 and 2000, included in this Amendment to the Registration Statement on Form F-3 and
(b) our report dated October 4, 2000 with respect to the combined financial statements of Beijing Mobile Communication Company Limited, Shanghai Mobile Communication Company Limited, Tianjin Mobile Communication Company Limited, Hebei Mobile Communication Company Limited, Liaoning Mobile Communication Company Limited, Shandong Mobile Communication Company Limited and Guangxi Mobile Communication Limited as of December 31, 1998 and 1999 and June 30, 2000 and for each of the years in the three-year period ended December 31, 1999 and the six-month period ended June 30, 2000, included in this Amendment to the Registration Statement on Form F-3.

/s/ KPMG
Hong Kong

October 30, 2000